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                                                                 EXHIBIT 10.42

                       AMENDMENT TO SEVERANCE AGREEMENT

     THIS AMENDMENT is entered into as of December 16, 1997, by and between DAVID F. HALE (the "Employee") and GENSIA SICOR INC., a Delaware corporation (the "Company").

     1.   Amendment.
          ---------

     Section 7 ("Amount of Severance Pay") of the Severance Agreement dated as of October, 1995, as amended September 30, 1996 and further amended as of November 1996, heretofore entered into by the Employee and the Company (the "Severance Agreement") is hereby amended by adding at the end thereof the following:

     "In lieu of cash, the Company may make any severance payment hereunder in the form of restricted Company shares ("Restricted Stock") under the Gensia Sicor 1997 Long-Term Incentive Plan. The number of shares of Restricted Stock granted shall be determined by dividing the total cash payments otherwise due during the Continuation Period by the fair market value of a share of Restricted Stock on the date of grant (as determined by the Company with or without adjustment for any vesting restrictions). The Restricted Stock shall become fully vested if the Employee continues employment with the Company through his or her projected termination date set forth in a Restricted Stock agreement. The Company may, in its discretion, increase the award to the extent necessary to make Employee whole for any decrease in the share price between the date of grant and the projected termination date."

     2.  Exercise of Stock Options.
         -------------------------

     Section 8(a) ("Stock Options and Restricted Stock") of the Severance Agreement is hereby amended by deleting the thirs sentence thereof and replacing it with the following:

     "The post-termination exercise grace period under the Employee's stock options shall commence at the end of the Continuation Period and may, at the election of Employee be extended from ninety (90) days to one (1) year, subject to the execution of an amendment to Employee's stock option agreement. The Employee understands that, by agreeing to such an amendment, Employee's incentive stock options may be treated as non-qualified stock options."
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     3.  Other Terms.
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     Except as set forth above, all other terms of the Severance Agreement shall remain in effect.

     IN WITNESS WHEREOF,  each of the parties has executed this Amendment, in
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the case of the Company by its duly authorized officer, as of the day and year first above written.



                                                /s/ David F. Hale
                                        ________________________________
                                                    David F. Hale

                                        GENSIA SICOR INC.


                                        By:  /s/ John Sayward
                                             ___________________________

                                        Title: Vice President, Finance,
                                               Chief Financial Officer
                                               and Treasurer
                                              __________________________